QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1B

Management Incentive Plan
Restricted Stock—Terms Sheet

        Pursuant to the terms and conditions of the SLM Corporation Management Incentive Plan ("MIP"), the Committee hereby grants to C.E. Andrews (the "Executive") 10,000 shares of common stock ("Restricted Stock") of the Corporation (the "Company") upon his initial date of employment ("Start Date") subject to the following terms and conditions:

  •
  One-third of the Restricted Stock will vest upon the later of the first anniversary of the Start Date and the date that the Company announces its 2003 fiscal year results; provided that the Company has positive "core cash basis" net income for the 2003 fiscal year; one-third will vest upon the later of the second anniversary of the Start Date and the date that the Company announces its 2004 fiscal year results; provided that the Company has positive "core cash basis" net income for the 2004 fiscal; and one-third will vest upon the later of the third anniversary of the Start Date and the date that the Company announces its 2005 fiscal year results; provided that the Company has positive "core cash basis" net income for the 2005 fiscal year. Except as provided below, if Executive ceases to be an employee of the Company (or one of its subsidiaries) for any reason, he shall forfeit any shares of Restricted Stock that have not vested as of the date of such termination of employment.

  •
  Unless previously vested pursuant to the foregoing provisions, the Restricted Stock will vest upon Executive's death, Disability, Termination By Executive For Good Reason, Termination By Company Without Cause or Change in Control, all as those terms are defined in the employment agreement between Executive and the Company effective as of February 24, 2003.

  •
  During the period that any portion of the Restricted Stock remains unvested, an amount equivalent to any dividend payments made on SLM common stock will be paid on such unvested Restricted Stock to Executive as wages, payable through the Company's payroll system.

  •
  Executive may at any time elect to have a sufficient number of shares of the Company's stock withheld by the Company to satisfy his income and employment tax withholding requirements that accrue upon the Restricted Stock becoming vested and transferable, and approves the transfer of such shares to the Company for purposes of SEC Rule 16b-3.

QuickLinks

Management Incentive Plan Restricted Stock—Terms Sheet